As filed with the Securities and Exchange Commission on August 4, 2021

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PAVMED INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1214177
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, NY	10165
(Address of Principal Executive Offices)	(Zip Code)

PAVMED INC. 2014 LONG-TERM INCENTIVE EQUITY PLAN

(Full title of the plan)

Lishan Aklog, M.D., Chairman and Chief Executive Officer, PAVmed Inc.

One Grand Central Place, Suite 4600, New York, New York 10165

(Name and address of agent for service)

(212) 949-4319

(Telephone number, including area code, of agent for service)

with a copy to:

David Alan Miller, Esq.

Eric T. Schwartz, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th floor

New York, NY 10174

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share, issuable under the Plan (as defined below)	1,471,739	(2)	$6.53	(3)	$9,610,455.67	$1,048.50
Common Stock, par value $.001 per share, issuable upon exercise of stock options outstanding under the Plan	528,261	(4)	$5.99	(5)	$3,164,283.99	$345.22
Common Stock, par value $.001 per share, issued under the Plan and outstanding	120,832	(6)	$6.53	(3)	$789,032.96	$86.08
Total						$1,479.81

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional securities that may be offered pursuant to the terms of the PAVmed Inc. 2014 Long-Term Incentive Equity Plan (“Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Shares of common stock newly reserved for future awards under the Plan.

(3)	Pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act, solely for the purpose of calculating the registration fee, the proposed maximum offering price per share for the shares reserved for future grants under the Plan is the average of the high and low prices of our common stock as reported on the Nasdaq Capital Market on July 28, 2021.

(4)	Shares of common stock newly reserved and issuable upon exercise of stock options granted and outstanding under the Plan.

(5)	Pursuant to Rule 457(h) promulgated under the Securities Act, the proposed maximum offering price per share for the shares issuable upon exercise of stock options granted and outstanding under the Plan is the weighted average exercise price of such stock options.

(6)	Shares of common stock issued under the Plan and outstanding.

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

This registration statement is filed by PAVmed Inc. (the “Company”) to register additional securities issuable by the Company pursuant to the Company’s Fifth Amended and Restated 2014 Long-Term Incentive Equity Plan (the “Plan”), and consists of only those items required by General Instruction E to Form S-8. The Company hereby incorporates by reference into this registration statement the contents of the prior registration statement on Form S-8 relating to the Plan, filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2021 (File No. 333-256343).

This Registration Statement also includes a reoffer prospectus (the “Reoffer Prospectus”), prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of the Company’s common stock on a continuous or delayed basis that may be deemed to be “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been acquired by employees of the Company (the “Selling Stockholders”). The number of shares of the Company’s common stock included in the Reoffer Prospectus represents the total number of shares of common stock acquired by the Selling Stockholders upon exercise of stock options prior to the date of the Reoffer Prospectus and does not necessarily represent a present intention to sell any or all of such shares.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The information required by this Part I to be contained in the Section 10(a) prospectus (other than the Reoffer Prospectus) is omitted from this registration statement in accordance with rules and regulations under the Securities Act of 1933, as amended (“Securities Act”), and the Note to Part I of Form S-8. The documents containing the information specified in this Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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REOFFER PROSPECTUS

PAVMED INC.

120,832 Shares of Common Stock

This prospectus relates to 120,832 shares (the “Shares”) of common stock, par value $0.001 per share (the “common stock”), of PAVmed Inc., which may be offered from time to time by a stockholder who is an employee of the Company (the “Selling Stockholder”), for his own account. We are not selling any Shares under this prospectus and will not receive any proceeds from the sale of Shares by the Selling Stockholder. The Shares were issued to the Selling Stockholder pursuant to the Company’s Fifth Amended and Restated 2014 Long-Term Incentive Equity Plan (the “2014 Plan”).

The Selling Stockholder may sell the Shares in a number of different ways and at varying prices, including sales in the open market, in privately negotiated transactions and by a combination of these methods. The Selling Stockholder may sell any, all or none of the Shares, and we do not know when or in what amount the Selling Stockholder may sell Shares. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholder may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. See the section titled “Plan of Distribution.”

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Our common stock is listed on the Capital Market of The Nasdaq Stock Market (“Nasdaq”) under the trading symbol “PAVM.” On August 3, 2021, the last reported sales price of our common stock was $6.95 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is August 4, 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

You should not assume the information appearing in this prospectus is accurate as of any date other than the date on the front cover of the prospectus. You should not assume the information contained in the documents incorporated by reference in this prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such date.

We have proprietary rights to the trademarks used herein, including, among others, PAVmed™, Lucid Diagnostics™, Caldus™, CarpX®, DisappEAR™, EsoCheck®, EsoGuard®, EsoCheck Cell Collection Device®, EsoCure Esophageal Ablation Device™, NextCath™, NextFlo™, PortIO™, and “Innovating at the Speed of Life”™. Solely as a matter of convenience, trademarks and trade names referred to herein may or may not be accompanied with the requisite marks of “™” or “®”, however, the absence of such marks is not intended to indicate, in any way, we will not assert, to the fullest extent possible under applicable law, our rights to such trademarks and trade names.

Unless the context otherwise requires, the terms “PAVmed” the “Company,” “we,” “us,” and “our” in this prospectus refer to PAVmed Inc. and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical facts, contained in this prospectus supplement, and in the documents incorporated by reference in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed or incorporated by reference in “Risk Factors.”

Important factors that may affect our actual results include:

●	our limited operating history;

●	our financial performance, including our ability to generate revenue;

●	our ability to obtain regulatory approval for commercialization of our products;

●	the ability of our products to achieve market acceptance;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our potential ability to obtain additional financing when and if needed;

●	our ability to sustain status as a going concern;

●	our ability to protect our intellectual property;

●	ability to complete strategic acquisitions;

●	ability to manage growth and integrate acquired operations;

●	the liquidity and trading of our securities;

●	our regulatory and operational risks;

●	cybersecurity risks;

●	risks related to the COVID-19 pandemic;

●	the impact of the material weakness identified by our management;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	the time during which we will be an emerging growth company under the JOBS Act.

●	In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures or investments we may make.

We may not actually achieve the plans, intentions, and/or expectations disclosed in our forward-looking statements, and you should not rely unduly on our forward-looking statements. You should read this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus and in similarly captioned sections of the documents incorporated by reference herein.

Our Company

We are a highly differentiated, multi-product, commercial-stage technology medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization, employing a business model focused on capital efficiency and speed to market. Since inception on June 26, 2014, our activities have focused on advancing our lead products towards regulatory approval and commercialization, protecting our intellectual property, and building our corporate infrastructure and management team. We have ongoing operations conducted through our parent company and our majority-owned subsidiaries – Lucid Diagnostics, Inc. (“Lucid Diagnostics”) and Solys Diagnostics, Inc. (“Solys Diagnostics”).

We operate in one segment as a medical device company, with the following lines of business: GI Health, Minimally Invasive Interventions, Infusion Therapy, and Emerging Innovations.

GI Health

EsoGuard, EsoCheck and EsoCure

EsoGuard and EsoCheck are based on patented technology licensed from Case Western Reserve University (“CWRU”) through our majority-owned subsidiary, Lucid Diagnostics. EsoGuard and EsoCheck have been developed to provide an accurate, non-invasive, patient-friendly screening test for the early detection of adenocarcinoma of the esophagus (“EAC”) and Barrett’s Esophagus (“BE”), including dysplasia and related pre-cursors to EAC in patients with chronic gastroesophageal reflux (“GERD”).

EsoGuard is a bisulfite-converted next-generation sequencing (NGS) DNA assay performed on surface esophageal cells collected with EsoCheck. It quantifies methylation at 31 sites on two genes, Vimentin (VIM) and Cyclin A1 (CCNA1). The assay was evaluated in a 408-patient multicenter case-control study published in Science Translational Medicine, and showed greater than 90% sensitivity and specificity at detecting esophageal precancer and all conditions along the BE-EAC spectrum, including on samples collected with EsoCheck (Moinova, et al. Sci Transl Med. 2018 Jan 17;10(424): eaao5848). EsoGuard is commercially available in the U.S. as a Laboratory Developed Test (LDT) performed at our CLIA-certified laboratory partner, ResearchDx Inc. dba PacificDx.

EsoCheck is an FDA 510(k) and CE Mark cleared noninvasive swallowable balloon capsule catheter device capable of sampling surface esophageal cells in a less than five-minute office. It consists of a vitamin pill-sized rigid plastic capsule tethered to a thin silicone catheter from which a soft silicone balloon with textured ridges emerges to gently swab surface esophageal cells. When vacuum suction is applied, the balloon and sampled cells are pulled into the capsule, protecting them from contamination and dilution by cells outside of the targeted region during device withdrawal. We believe this proprietary Collect+Protect™ technology makes EsoCheck the only noninvasive esophageal cell collection device capable of such anatomically targeted and protected sampling. The sample is sent by overnight express mail to our third-party CLIA-certified laboratory partner for EsoGuard testing.

EsoCure is in development as an Esophageal Ablation Device, with the intent to allow a clinician to treat dysplastic BE before it can progress to EAC, a highly lethal esophageal cancer, and to do so without the need for complex and expensive capital equipment. We have successfully completed a pre-clinical feasibility animal study of EsoCure demonstrating excellent, controlled circumferential ablation of the esophageal mucosal lining. We have also completed an acute and survival animal study of EsoCure™ Esophageal Ablation Device, demonstrating successful direct thermal balloon catheter ablation of esophageal lining through working channel of standard endoscope. We plan to conduct additional development work and animal testing of EsoCure to support a future FDA 510(k) submission.

In December 2019, we secured “gapfill” determination for EsoGuard’s PLA code 0114U through the CMS CLFS process. This allowed us to engage directly with Medicare contractor Palmetto GBA and its MolDx Program on CMS payment and coverage. In October 2020, CMS granted EsoGuard final Medicare payment determination of $1,938.01, effective January 1, 2021. We are still awaiting Medicare local coverage determination from MolDx, which we understand is working to clear a significant backlog of reviews.

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In February 2020, we received FDA “Breakthrough Device Designation” for EsoGuard as an IVD device. The FDA Breakthrough Device Program was created to offer patients more timely access to breakthrough technologies which provide for more effective treatment or diagnosis of life-threatening or irreversibly debilitating human disease or conditions by expediting their development, assessment and review through enhanced communications and more efficient and flexible clinical study design, including more favorable pre/post market data collection balance. Breakthrough Devices receive priority FDA review, and a bipartisan bill before Congress (H.R. 5333) seeks to require Medicare to temporarily cover all Breakthrough Devices for three years while determining permanent coverage.

We have received ISO 13485:2016 certification for Lucid Diagnostic’s quality management system and received CE Mark certification for EsoCheck in May 2021 which allows it to be marketed in CE Mark European countries, which include the European Economic Area (the EU, Norway, Iceland, and Lichtenstein), Switzerland, and, until July 1, 2023, the United Kingdom. In June 2021, we completed European IVDD CE Mark certification for EsoGuard after Lucid Diagnostics and its EU authorized representative completed the EC declaration of conformity procedure, including the associated technical documentation, ensuring and declaring that EsoGuard meets the essential requirements of Europe’s In-Vitro Diagnostic Medical Devices Directive 98/79/EC (“IVDD”).

Minimally Invasive Interventions

CarpX

CarpX is a minimally invasive surgical device for use in the treatment of carpal tunnel syndrome, which received FDA 510(k) marketing clearance in April 2020, with the first commercial procedure successfully performed in December 2020.

We believe CarpX is designed to allow the physician to relieve the compression on the median nerve without an open incision or the need for endoscopic or other imaging equipment. To use CarpX, the operator first advances a guidewire through the carpal tunnel under the ligament, and then advanced over the wire and positioned in the carpal tunnel under ultrasonic and/or fluoroscopic guidance. When the CarpX balloon is inflated it creates tension in the ligament positioning the cutting electrodes underneath it and creates space within the tunnel, providing anatomic separation between the target ligament and critical structures such as the median nerve. Radiofrequency energy is briefly delivered to the electrodes, rapidly cutting the ligament, and relieving the pressure on the nerve. We believe CarpX will be significantly less invasive than existing treatments.

We are commercializing CarpX through a network of independent U.S. sales representatives and/or inventory-stocking medical distributors together with our in-house sales management and marketing teams. Our focus on CarpX, and other high margin products and services, is particularly suitable to this mode of distribution. A high gross margin allows us to properly incentivize our distributors, which in turn allows us to attract the top distributors with the most robust networks in our targeted specialties. Independent distributors play an even larger role in many parts of Europe, most of Asia and emerging markets worldwide.

We may eventually choose to build (or obtain through a strategic acquisition) our own sales and marketing team to commercialize CarpX, along with some or all of our products, if it is in our long-term interests. We may also choose to enter into distribution agreements with larger strategic partners whereby we take full responsibility for the manufacturing of CarpX but outsource some or all of its distribution to a partner, particularly outside the United States, with its own robust distribution channels.

We have received ISO 13485:2016 certification for PAVmed’s quality management system and received CE Mark certification for CarpX in May 2021 which allows it to be marketed in CE Mark European countries, which include the European Economic Area (the EU, Norway, Iceland, and Lichtenstein), Switzerland, and, until July 1, 2023, the United Kingdom.

Infusion Therapy

PortIO

PortIO is a novel, patented, implantable, intraosseous vascular access device which does not require accessing the central venous system and does not have an indwelling intravascular component. It is designed to be highly resistant to occlusion and may not require regular flushing. It features simplified, near-percutaneous insertion and removal, without the need for surgical dissection or radiographic confirmation. It provides a near limitless number of potential access sites and can be used in patients with chronic total occlusion of their central veins. The absence of an intravascular component will likely result in a very low infection rate.

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Based on encouraging animal data, we are preparing to initiate a long-term (60-day implant duration) first-in-human clinical study in dialysis patients or those with poor venous access in Colombia, South America and intend to fulfill the likely FDA request for human clinical data with a clinical safety study in the U.S. following FDA clearance of our Investigational Device Exemption (IDE) submission to begin clinical testing in dialysis patients to support a future de novo regulatory submission.

NextFlo

NextFlo is a patented, disposable, and highly accurate infusion platform technology including intravenous (“IV”) infusion sets and disposable infusion pumps designed to eliminate the need for complex and expensive electronic infusion pumps for most of the estimated one million infusions of fluids, medications and other substances delivered each day in hospitals and outpatient settings in the U.S. NextFlo is designed to deliver highly accurate gravity-driven infusions independent of the height of the IV bag. It maintains constant flow by incorporating a proprietary, passive, pressure-dependent variable flow-resistor consisting entirely of inexpensive, easy-to-manufacture disposable mechanical parts. NextFlo testing has demonstrated constant flow rates across a wide range of IV bag heights, with accuracy rates comparable to electronic infusion pumps.

We are seeking a long-term strategic partnership or acquiror. We have been running a formal M&A process for NextFlo targeting strategic and financial partners. Discussions and technologic diligence engagement with large strategic partner to license NextFlo technology for disposable infusion pumps continue while PAVmed advances technology towards self-commercialization. We have initiated design freeze verification testing in preparation for final verification and validation testing of NextFlo IV Infusion Set, to support FDA 510(k) submission with clearance targeted for the first half of 2022.

Emerging Innovations

Emerging Innovations include a diversified and expanding portfolio of innovative products designed to address unmet clinical needs across a broad range of clinical conditions. We are evaluating a number of these product opportunities and intellectual property covering a wide spectrum of clinical conditions, which have either been developed internally or have been presented to us by clinician innovators and academic medical institutions for consideration of a partnership to develop and commercialize these products. This collection of products includes, without limitation, initiatives in non-invasive laser-based glucose monitoring, mechanical circulatory support cannulas, single-use ventilators and resorbable pediatric ear tubes. In June 2020, we announced the execution of a letter of intent to consummate a series of agreements to develop and utilize Canon Virginia’s commercial grade and scalable aqueous silk fibroin molding process to manufacture PAVmed’s DisappEAR molded pediatric ear tubes for commercialization. Furthermore, we are exploring other opportunities to grow our business and enhance shareholder value through the acquisition of pre-commercial or commercial stage products and/or companies with potential strategic corporate and commercial synergies.

The Offering

This prospectus relates to the public resale by the Selling Stockholder of up to 120,832 of the Shares. The Shares were acquired by the Selling Stockholder upon the exercise of stock options granted by us under the 2014 Plan.

The Shares may be sold by the Selling Stockholder in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholder may sell any, all or none of the Shares, and we do not know when or in what amount the Selling Stockholder may sell Shares. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. We are not selling any Shares under this prospectus and will not receive any proceeds from the sale of Shares by the Selling Stockholder. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses will be borne by the Selling Stockholder.

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Corporate Information

We were incorporated on June 26, 2014 in the State of Delaware. Our business address is One Grand Central Place, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.PAVmed.com. The information contained on, or that can be assessed through, our corporate website is not incorporated by reference into this prospectus and you should not consider information on our corporate website to be part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As long as we are an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Additionally, Under the JOBS Act, an emerging growth company can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies who are not emerging growth companies.

We may remain an emerging growth company until as late as December 31, 2021, the fiscal year-end following the fifth anniversary of the completion of our initial public offering, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1.07 billion in annual gross revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1.07 billion of non-convertible debt over a three-year period.

Risks Factory Summary

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, aere incorporated by reference under the section titled “Risk Factors” incorporated by reference in this prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties incorporated by reference under the section titled “Risk Factors” as part of your evaluation of an investment in our securities:

●	We have incurred operating losses since our inception and may not be able to achieve profitability.

●	We may need substantial additional funding and may be unable to raise capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.

●	The markets in which we operate are highly competitive, and we may not be able to effectively compete against other providers of medical devices, particularly those with greater resources.

●	We have finite resources, which may restrict our success in commercializing our current products and other products we may develop, and we may be unsuccessful in entering into or maintaining third-party arrangements to support our internal efforts.

●	If we are unable to deploy and maintain effective sales, marketing and medical affairs capabilities, we will have difficulty achieving market awareness and selling our tests and other products.

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●	We may be dependent on the sales and marketing efforts of third parties if we choose not to develop an extensive sales and marketing staff.

●	Our products may never achieve market acceptance.

●	Recommendations, guidelines and quality metrics issued by various organizations may significantly affect payers’ willingness to cover, and healthcare providers’ willingness to prescribe, our products.

●	We or our third-party manufacturers may not have the manufacturing and processing capacity to meet the production requirements of clinical testing or consumer demand in a timely manner.

●	We will be dependent on third-party manufacturers since we will not initially directly manufacture our products.

●	We currently expect to perform our EsoGuard test in one laboratory facility. If demand for our EsoGuard test grows, we may lack adequate facility space and capabilities to meet increased processing requirements. Moreover, if these or any future facilities or our equipment were damaged or destroyed, or if we experience a significant disruption in our operations for any reason, our ability to continue to operate our business could be materially harmed.

●	Our future performance will depend in part on the success of products we have not yet developed.

●	Our products and services may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, thereby harming our business.

●	Our products and services may cause serious adverse side effects or even death or have other properties that could delay or prevent their regulatory approval, limit the commercial desirability of an approved label or result in significant negative consequences following any marketing approval.

●	Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

●	We may not be able to protect or enforce our intellectual property rights, which could impair our competitive position.

●	We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.

●	Competitors may violate our intellectual property rights, and we may bring litigation to protect and enforce our intellectual property rights, which may result in substantial expense and may divert our attention from implementing our business strategy.

●	Our ability to be successful will be totally dependent upon the efforts of our key personnel.

●	Any future products we may develop may not be approved for sale in the U.S. or in any other country.

●	Our business may be adversely affected by health epidemics and or pandemics, including the pandemic resulting from the SARS-CoV-2 and the resulting illness of COVID-19.

●	Failure in our information technology or storage systems could significantly disrupt our operations and our research and development efforts, which could adversely impact our revenues, as well as our research, development and commercialization efforts.

●	The regulatory approval process is expensive, time consuming and uncertain, and may prevent us or our partners from obtaining approval for the commercialization of any products we may develop. Approval of products in the U.S. or other territories may require that we, or a partner, conduct randomized, controlled clinical trials.

●	Failure to obtain regulatory approvals in foreign jurisdictions will prevent us from marketing our products internationally.

●	If we fail to comply with healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

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●	The results of our clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

●	If our medical products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement claims.

●	We may issue shares of our common stock and/or preferred stock in the future which could reduce the equity interest of our stockholders and might cause a change in control of our ownership.

●	There can be no assurance that our common stock will continue to trade on the Nasdaq Capital Market or another national securities exchange.

●	Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

●	Our outstanding warrants and other convertible securities may have an adverse effect on the market price of our common stock.

●	We do not intend to pay any dividends on our common stock at this time.

●	We are an “emerging growth company” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

●	If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

●	Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our common stock, you should consider carefully the risk factors described below, together with other information in this prospectus, the registration statement of which this prospectus forms a part, and the information incorporated by reference herein and therein as set forth in our filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

USE OF PROCEEDS

All proceeds from the sale of the Shares offered hereby will be for the accounts of the Selling Stockholders. We will not receive any of the proceeds from the sale from time to time of the Shares offered hereby. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any Selling Stockholder will be borne by such Selling Stockholder.

SELLING STOCKHOLDER

This prospectus relates to the public resale by the Selling Stockholder of the Shares. The Shares were acquired by the Selling Stockholder upon the exercise of stock options granted by us under the 2014 Plan. Unless the context otherwise requires, references to the “Selling Stockholder” in this prospectus include the individual listed in the table below and any donees, pledgees, permitted transferees or other successors-in-interest selling Shares received after the date of this prospectus in connection with a gift, pledge or other similar transfer.

The following table sets forth (a) the name of the Selling Stockholder; (b) the number of shares of common stock beneficially owned by the Selling Stockholder as of July 23, 2021; (c) the maximum number of shares of common stock that each Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not the Selling Stockholder has any present intention to do so; and (d) the number of shares of common stock and the percentage of common stock that would be beneficially owned by each Selling Stockholders assuming the sale of all the Shares offered hereby. The Selling Stockholders has sole voting and investment power of the Shares. The address of the Selling Stockholder is One Grand Central Place, 60 E. 42nd Street, Suite 4600, New York, New York 10165. All information with respect to beneficial ownership has been furnished by the Selling Stockholder.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of the person, we deemed outstanding any shares of our common stock that the person has the right to acquire within sixty days of July 23, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The Selling Stockholders may sell none, some or all of the Shares offered hereby. In addition, the Selling Stockholder may acquire additional shares of our common stock or dispose of shares of our common stock other than those offered hereby. Accordingly, we are unable to estimate the number of shares of our common stock that the Selling Stockholder actually will hold upon termination of this offering. We have assumed, for purposes of the following table, that the Selling Stockholder will sell all of the Shares offered hereby, but will not acquire or dispose of any other shares of our common stock.

Information concerning the identities of the individuals selling shares under this prospectus, the number of shares that may be sold by such individuals and the beneficial ownership of such individuals may from time to time be updated in supplements to this prospectus, to the extent required or permitted.

The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are our “affiliates” as that term is defined under Rule 405 under the Securities Act.

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	SHARES BENEFICIALLY OWNED PRIOR TO THIS OFFERING(1)			NUMBER OF SHARES BEING	SHARES BENEFICIALLY OWNED UPON COMPLETION OF THE OFFERING(1)
NAME	NUMBER		PERCENT	OFFERED	NUMBER	PERCENT
David Wurtman, M.D.	164,914	(2)	0.2%	120,832	44,082	0.1%

*	Represents less than one percent of class.

(1)	The percentage of beneficial ownership of each person was calculated based on 84,273,365 shares of the Company’s common stock outstanding as of July 23, 2021.

(2)	Dr. Wurtman’s beneficial ownership includes (i) 131,579 shares of common stock and (ii) 33,335 shares of common stock issuable upon the exercise of stock options granted under the 2014 Plan that are currently exercisable or will become exercisable within 60 days of July 23, 2021. Dr. Wurtman’s beneficial ownership excludes 45,833 shares of common stock issuable upon the exercise of stock options granted under the 2014 Plan that will not become exercisable within 60 days of July 23, 2021. Dr. Wurtman is our Executive Vice President, Strategic Projects and Lucid Diagnostics’ Chief Medical Officer.

PLAN OF DISTRIBUTION

We are registering the reoffer of the Shares to permit the Selling Stockholder to resell these Shares from time to time after the date of this prospectus.

The Shares may be sold from time to time to purchasers:

●	directly by the Selling Stockholder, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholder or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholder.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

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These transactions may be ordinary brokerage transactions or transactions in which the broker solicits purchasers. The transactions may be sales by broker-dealers who agree with the Selling Stockholder to sell a specified number of Shares at a stipulated price per share, or purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus. These transactions also may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In additions, the transactions may include short sales or sales through the writing of options on the Shares, whether or not the options are listed on an options exchange. The Selling Stockholder reserve the right to accept and, together with its agents, to reject, any proposed purchases of Shares to be made directly or through agents.

We will not receive any of the proceeds of the sale of the Shares by the Selling Stockholder. The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We are bearing all costs relating to the registration of the Shares. However, we will not pay any brokers’ or underwriters’ discounts and commissions in connection with the sale of the Shares.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholder will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholder will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus.

Some states may require that the Shares be sold only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and the sale complies with such exemption. States generally will be preempted from requiring the registration or qualification of the sale of the Shares so long as our common stock is listed on the Nasdaq Capital Market or on certain other national securities exchanges.

The Selling Stockholder and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholder may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The legality of the common stock offered by this prospectus has been passed upon by Graubard Miller, New York, New York. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiaries as of December 31, 2020 and 2019 and for the years then ended, which are incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement, such as certain exhibits and schedules. You should review the information and exhibits in the registration statement for further information about us and the securities offered pursuant to this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement and exhibits from the SEC’s Internet site.

The registration statement, and our annual, quarterly and current reports, proxy statements and other information filed with the SEC, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate into this prospectus information and reports that we file with the SEC. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus, other than any portion of any such documents that are not deemed “filed” under the Exchange Act, in accordance with the Exchange Act and applicable SEC rules.

The following documents that we have previously filed with the SEC are incorporated by reference in this reoffer prospectus (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such items):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on March 15, 2021).

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (filed on May 17, 2021).

●	Current Reports on Form 8-K dated January 5, 2021 (filed on January 6, 2021), January 8, 2021 (filed on January 8, 2021), January 15, 2021 (filed on January 15, 2021), February 23, 2021 (filed on February 24, 2021), February 25, 2021 (filed on February 25, 2021), March 2, 2021 (filed on March 3, 2021), March 1, 2021 (filed on March 5, 2021), April 12, 2021 (filed on April 12, 2021), April 22, 2021 (filed on April 27, 2021), June 2, 2021 (filed on June 2, 2021), June 10, 2021 (filed on June 14, 2021) and June 15, 2021 (filed on June 16, 2021).

●	Form 8-A filed on January 29, 2016 registering our common stock and Series W Warrants, and Form 8-A filed on April 5, 2018 registering our Series Z Warrants, under Section 12(b) of the Exchange Act.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items), will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the respective date of filing.

Any statement contained in a document incorporated by reference in this prospectus will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated by reference modifies or replaces the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this reoffer prospectus.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165, telephone number (212) 949-4319. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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PAVMED INC.

REOFFER PROSPECTUS

120,832 Shares of Common Stock

August 4, 2021

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such items):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on March 15, 2021).

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (filed on May 17, 2021).

●	Current Reports on Form 8-K dated January 5, 2021 (filed on January 6, 2021), January 8, 2021 (filed on January 8, 2021), January 15, 2021 (filed on January 15, 2021), February 23, 2021 (filed on February 24, 2021), February 25, 2021 (filed on February 25, 2021), March 2, 2021 (filed on March 3, 2021), March 1, 2021 (filed on March 5, 2021), April 12, 2021 (filed on April 12, 2021), April 22, 2021 (filed on April 27, 2021), June 2, 2021 (filed on June 2, 2021), June 10, 2021 (filed on June 14, 2021) and June 15, 2021 (filed on June 16, 2021).

●	Form 8-A filed on January 29, 2016 registering our common stock and Series W Warrants, and Form 8-A filed on April 5, 2018 registering our Series Z Warrants, under Section 12(b) of the Exchange Act.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items), will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

Graubard Miller issued the opinion as to the legality of the shares of our common stock being registered pursuant to this registration statement. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock.

Item 8.	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

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Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 4th day of August, 2021.

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lishan Aklog, M.D. and Dennis M. McGrath, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Lishan Aklog	Chairman and Chief Executive Officer	August 4, 2021
	Lishan Aklog, M.D.	(Principal Executive Officer)

By:	/s/ Dennis M. McGrath	President and Chief Financial Officer	August 4, 2021
	Dennis M. McGrath	(Principal Financial and Accounting Officer)

By:	/s/ Michael J. Glennon	Vice Chairman and Director	August 4, 2021
Michael J. Glennon

By:	/s/ Tim Baxter	Director	August 4, 2021
Tim Baxter

By:	/s/ James L. Cox, M.D.	Director	August 4, 2021
James L. Cox, M.D.

By:	/s/ Ronald M. Sparks	Director	August 4, 2021
Ronald M. Sparks

By:	/s/ Debra J. White	Director	August 4, 2021
Debra J. White

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-203569)

3.2	Certificate of Amendment to Certificate of Incorporation, dated April 19, 2015 (incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-203569)

3.3	Certificate of Amendment to Certificate of Incorporation, dated October 1, 2018 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 2, 2018)

3.4	Certificate of Amendment to Certificate of Incorporation, dated June 26, 2019 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 27, 2019)

3.5	Certificate of Amendment to Certificate of Incorporation, dated July 24, 2020 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 27, 2020)

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed on April 20, 2018)

3.7	Certificate of Elimination of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed on April 20, 2018)

3.8	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 15, 2021)

4.1	Specimen PAVmed Inc. Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-203569)

10.1	PAVmed Inc. Fifth Amended and Restated 2014 Long-Term Incentive Equity Plan (incorporated by reference to Annex A of the Definitive Proxy Statement on Schedule 14A filed on April 30, 2021).

5.1	Opinion of Graubard Miller (filed herewith).

23.1	Consent of Marcum LLP (filed herewith).

23.3	Consent of Graubard Miller (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

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